Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

▪	Year-over-year DME revenue growth in major product categories
▪	New patient setups continue to grow in key PAP and ventilator segments, each hitting new highs in the quarter ended December 31, 2019
▪	Investment Management reports management fee revenue of $0.8 million in the quarter ended December 31, 2019, approximately flat year-over-year

WALTHAM, MA, February 10, 2020 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) announced its financial results for the quarter ended December 31, 2019. Great Elm will host a conference call and webcast on Monday, February 10, 2020 at 8:00 a.m. Eastern Time to discuss its second quarter 2020 financial results. Please see below for details.

Select highlights from the second quarter 2020 include:

▪	Operating Companies:
▪	For the three months ended December 31, 2019, $14.4 million of revenue, $0.7 million of net loss and $3.5 million of adjusted EBITDA[1]
▪	Invested heavily in people, processes and technology to enhance our scalable infrastructure, capable of supporting multiple acquisitions per year
▪	Management team has identified a large number of potential acquisition targets with strong product fit
▪	Outlook for continued growth in fiscal year 2020 underpinned by revenue growth in PAP category

▪	Investment Management:
▪	For the three months ended December 31, 2019, $0.9 million of revenue, net income of $0.005 million and $0.3 million of adjusted EBITDA
▪	For the six months ended December 31, 2019, $0.7 million of adjusted EBITDA up 273% vs. $0.2 million during the same period in the prior year

▪	For the three months ended December 31, 2019, management fees of approximately $0.76 million roughly unchanged, year-over-year
▪	Outlook for continued free cash flow growth in fiscal year 2020 based on an increase in management fee revenue

“At Great Elm DME, we are pleased with both the sequential and year-over-year revenue growth. Profitability grew meaningfully this quarter, as compared to the prior two quarters during which we began significant infrastructure investments necessary to enhance our scalable platform,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer. “Furthermore, we believe our Investment Management business is poised for continued free cash flow growth.”

Alignment of Interest

The employees of Great Elm and Great Elm Capital Management, Inc. (“GECM”) collectively own approximately 2.0 million shares of GEC stock, representing approximately 8% of its outstanding shares. Additionally, the directors of Great Elm collectively own or manage greater than 11% of Great Elm’s shares. Altogether, insiders collectively own or manage approximately 19% of the company’s outstanding shares, which Great Elm believes fosters a strong alignment of interest between employees, directors and the company’s shareholders.

BUSINESS OVERVIEW

Great Elm is a diversified, publicly-traded holding company that seeks to build long-term shareholder value across three verticals: Operating Companies, Investment Management and Real Estate.

Operating Companies

In the three months ended December 31, 2019, DME generated $3.5 million of adjusted EBITDA. During the quarter, DME experienced meaningful growth in major product categories. Management anticipates continued growth in fiscal year 2020, supported by encouraging key performance indicators, including approximately 8.8% quarter-over-quarter growth in PAP supply orders.

The team continues to pursue M&A opportunities with complementary product profiles that increase market penetration and extend existing geographic markets.

Investment Management

In the three months ended December 31, 2019, Investment Management generated $0.3 million of adjusted EBITDA1, up approximately 53% year over year. In the six months ended December 31, 2019, Investment Management generated $0.7 million of adjusted EBITDA, also up significantly year over year. Adjusted EBITDA growth was driven by a significant reduction in operating expenses, as management continues to focus on operational efficiency.

Great Elm’s management team believes the Investment Management business is scalable, offers attractive margins and, when coupled with growth in assets under management, provides for the potential to generate incremental EBITDA.

Great Elm seeks to grow assets under management through capital raises and M&A. If successful, growth in assets under management should result in increased management fee revenue for GECM. This increase in management fee revenue should drive future free cash flow generation, aided by a reduction of overhead.

Alongside Great Elm Capital Corp., Great Elm Opportunities Fund I, LP and existing separately managed accounts, Great Elm continues to seek avenues for growth, potentially launching additional private funds and pursuing opportunistic acquisitions in the business development company space.

Real Estate

In the three months ended December 31, 2019, Real Estate generated $1.3 million in rental revenue and $1.1 million of adjusted EBITDA.

Great Elm continues to focus on credit tenant lease financings and ground lease structures across a variety of commercial, government and other properties. Great Elm’s substantial tax assets can make it a value-added partner or lessor. While Great Elm selectively pursues compelling real estate opportunities from time to time, it does not currently see an abundance of attractive potential acquisitions in what appears to be a relatively overheated market.

FINANCIAL REVIEW: SEGMENT FINANCIALS

As of December 31, 2019, Great Elm had four operating segments: Durable Medical Equipment, Investment Management, Real Estate and General Corporate.

Durable Medical Equipment

Three Months Ended December 31, 2019:

Revenue:

▪	During the three months ended December 31, 2019, Great Elm recognized $14.4 million in total revenue vs. $13.2 million during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended December 31, 2019, Great Elm recognized a net loss of $0.7 million vs. $0.4 million of net income during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended December 31, 2019, Great Elm recognized $3.5 million in adjusted EBITDA vs. $3.6 million during the same period in the prior year.

Investment Management

Three Months Ended December 31, 2019:

Revenue:

▪	During the three months ended December 31, 2019, Great Elm recognized total investment management revenue of $0.89 million vs. $0.92 million during the same period in the prior year.
▪	During the three months ended December 31, 2019, Great Elm recognized management fee revenue of $0.76 million, approximately flat year-over-year.

Net Income (Loss):

▪	During the three months ended December 31, 2019, Great Elm recognized no net income vs. no net income during the same period in the prior year.

Adjusted EBITDA1:

▪	During the three months ended December 31, 2019, Great Elm recognized adjusted EBITDA of $0.3 million vs. $0.2 million during the same period in the prior year.

Real Estate

Three Months Ended December 31, 2019:

Revenue:

▪	During the three months ended December 31, 2019, Great Elm recognized $1.3 million in rental revenue vs. $1.5 million during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended December 31, 2019, Great Elm recognized $0.06 million in net income vs. $0.04 million in net income during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended December 31, 2019, Great Elm recognized $1.1 million in adjusted EBITDA vs. $1.1 million during the same period in the prior year.

General Corporate

Three Months Ended December 31, 2019:

Revenue:

▪	During the three months ended December 31, 2019, Great Elm recognized $0.06 million in revenue vs. $0.05 million in revenue during the same period in the prior year.

Net Income (Loss):

▪	During the three months ended December 31, 2019, Great Elm recognized $1.4 million in net loss vs. net loss of $4.7 million during the same period in the prior year.

Adjusted EBITDA:

▪	During the three months ended December 31, 2019, Great Elm recognized $(1.6) million in adjusted EBITDA vs. $(1.8) million during the same period in the prior year.

Conference Call & Webcast

Great Elm will host a conference call and webcast on Monday, February 10, 2020 at 8:00 a.m. Eastern Time to discuss its second quarter 2020 financial results.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 6463167 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/2152588/FB6CE9E9B21B84BD3AF43376EB1DC7DB.

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that seeks to build a business across three operating verticals: Operating Companies, Investment Management and Real Estate. Great Elm’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding revenue, adjusted EBITDA, expected growth, profitability, free cash flow and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income. The information in the table below represents Great Elm’s assumptions and expectations in light of currently available information. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

	For the three months ended December 31, 2019
$ in thousands	Durable Medical Equipment	Investment Management [1]	Real Estate	General Corporate	Consolidated
EBITDA:
Net income (loss) - GAAP	$(676)	$5	$60	$(1,416)	$(2,027)
Interest expense	937	41	655	-	1,633
Depreciation & amortization	2,483	179	430	1	3,093
Income tax expense (benefit)	-	-	-	(99)	(99)
EBITDA	$2,744	$225	$1,145	$(1,514)	$2,600
Adjusted EBITDA:
Stock based compensation	-	98	-	110	208
Change in contingent consideration [2]	-	-	-	(940)	(940)
GECC Unrealized (gains) / losses	-	-	-	826	826
Dividend income from GECC	-	-	-	(588)	(588)
Transaction and integration costs [2]	586	-	-	515	1,101
Pharmacy buildout	120	-	-	-	120
DME management and Monitoring fees	82	-	-	(57)	25
Adjusted EBITDA	$3,532	$323	$1,145	$(1,648)	$3,352

	For the six months ended December 31, 2019
$ in thousands	Durable Medical Equipment	Investment Management [1]	Real Estate	General Corporate	Consolidated
EBITDA:
Net income (loss) - GAAP	$(1,495)	$(40)	$120	$(3,890)	$(5,305)
Interest expense	1,933	83	1,313	-	3,329
Depreciation & amortization	4,991	358	862	1	6,212
Income tax expense (benefit)	-	-	-	143	143
EBITDA	$5,429	$401	$2,295	$(3,746)	$4,379
Adjusted EBITDA:
Stock based compensation	-	274	-	228	502
Change in contingent consideration [2]	-	-	-	(1,135)	(1,135)
GECC Unrealized (gains) / losses	-	-	-	1,809	1,809
Dividend income from GECC	-	-	-	(1,078)	(1,078)
Other (income) expense	(3)	-	-	-	(3)
Transaction and integration costs [2]	736	-	-	635	1,371
Pharmacy buildout	254	-	-	-	254
DME management and Monitoring fees	130	-	-	(80)	50
Adjusted EBITDA	$6,546	$674	$2,295	$(3,367)	$6,149

	For the three months ended December 31, 2018
$ in thousands	Durable Medical Equipment	Investment Management [1]	Real Estate	General Corporate [4]	Consolidated
EBITDA:
Net income (loss) - GAAP	$399	$(7)	$38	$(4,706)	$(4,276)
Interest expense	1,081	44	663	-	1,788
Depreciation & amortization	2,142	137	431	-	2,710
Income tax expense (benefit)	-	-	-	-	-
EBITDA	$3,622	$174	$1,132	$(4,706)	$222
Adjusted EBITDA:
Stock based compensation	-	37	-	132	169
GECC Unrealized (gains) / losses	331	-	-	3,308	3,639
Dividend income from GECC	(375)	-	-	(586)	(961)
Transaction and integration costs [2]	2	-	-	135	137
DME management and monitoring fees	52	-	-	(52)	-
Adjusted EBITDA	$3,632	$211	$1,132	$(1,769)	$3,206

	For the six months ended December 31, 2018
$ in thousands	Durable Medical Equipment [3]	Investment Management [1]	Real Estate	General Corporate [4]	Consolidated
EBITDA:
Net income (loss) - GAAP	$426	$(696)	$89	$(6,104)	$(6,285)
Interest expense	1,367	88	1,328	-	2,783
Depreciation & amortization	2,565	273	862	-	3,700
Income tax expense (benefit)	-	-	-	-	-
EBITDA	$4,358	$(335)	$2,279	$(6,104)	$198
Adjusted EBITDA:
Stock based compensation	-	582	-	260	842
GECC Unrealized (gains) / losses	411	-	-	2,323	2,734
Dividend income from GECC	(431)	-	-	(1,020)	(1,451)
Transaction and integration costs [2]	544	-	-	1,459	2,003
DME management and Monitoring fees	70	-	-	(70)	-
Adjusted EBITDA	$4,952	$247	$2,279	$(3,152)	$4,326

(1)	Prior year non-GAAP adjustments have been updated to conform to current year presentation by removing adjustments associated with the adoption of ASC 606 Contracts with Customers.
(2)

Acquisition and integration related costs include transaction costs, costs to integrate acquired businesses and changes in the fair value of the contingent consideration liability since the initial valuation at the acquisition date.

(3)	Our durable medical equipment business began in September 2018 and there was no related activity prior to that date.
(4)	General Corporate net loss includes net loss attributable to discontinued operations.

Media & Investor Contact:

Investor Relations

+1 (617) 375-3006

investorrelations@greatelmcap.com